                                                                      Exhibit 12

                         R.R. DONNELLEY & SONS COMPANY

                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                            Twelve months ended
                                                                 12/31/95
                                                            -------------------
Earnings
  Earnings before Income Taxes                                   $439,532
  Interest Expense                                                109,759
  Interest factor in operating leases (1)                          16,400
  Amortization capitalized interest                                 6,731
                                                                 --------
  Earnings available for fixed charges                           $572,422
                                                                 ========
Fixed Charges
  Interest expense                                               $109,759
  Capitalized interest                                             10,899
                                                                 --------
  Interest incurred                                               120,658
  Interest factor in operating leases (1)                          16,400
                                                                 --------
  Total fixed charges                                            $137,058
                                                                 ========
Ratio of earnings to fixed charges                                   4.18
                                                                 ========

(1) Management estimates one-third of current year operating lease payments to be the interest factor in such rentals.